PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	October 28,	October 30,
	2012	2011
Cash flows from operating activities:
Net income	$29,855	$20,208
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	85,209	93,460
Debt extinguishment loss	-	27,399
Consolidation, restructuring and related charges	262	-
Changes in assets and liabilities and other	17,223	(4,514)

Net cash provided by operating activities	132,549	136,553

Cash flows from investing activities:
Purchases of property, plant and equipment	(96,978)	(82,121)
Investment in joint venture	(13,397)	(18,271)
Other	(1,568)	(345)

Net cash used in investing activities	(111,943)	(100,737)

Cash flows from financing activities:
Proceeds from long-term borrowings	25,000	17,000
Proceeds from issuance of convertible debt	-	115,000
Repurchase of common stock of subsidiary	(15,598)	(9,878)
Repayments of long-term borrowings	(5,293)	(64,107)
Payments of deferred financing fees	(198)	(4,318)
Proceeds from exercise of share-based arrangements	653	828

Net cash provided by financing activities	4,564	54,525

Effect of exchange rate changes on cash	2,945	642

Net increase in cash and cash equivalents	28,115	90,983
Cash and cash equivalents, beginning of year	189,928	98,945

Cash and cash equivalents, end of year	$218,043	$189,928